As filed with the Securities and Exchange Commission on December 29, 2014

Registration No. 333-127824

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________________

Post effective amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

HKN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-2841597
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

 _______________________

180 State Street, Suite 200 Southlake, Texas 76092 (817) 424-2424

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

 _______________________

Kristina M. Humphries Vice President and Chief Financial Officer HKN, Inc. 180 State Street, Suite 200 Southlake, Texas 76092 (817) 424-2424

(Name, address including zip code, and telephone number, including area code, of agent for service)

 _______________________

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instructions I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [_]	Accelerated filer [_]	Non-accelerated filer [_] (Do not check if a smaller reporting company)	Smaller reporting company [X]

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is filed by HKN, Inc., f/k/a Harken Energy Corporation (the “Company”), and amends the registration statement initially filed by Harken Energy Corporation on Form S-3 (File No. 333-127824) with the Securities and Exchange Commission. Such registration statement registered shares of common stock of the Company, including shares of common stock issuable in connection with the Company’s Series G1 and Series G2 convertible preferred stock. The Company has filed this Post-Effective Amendment No. 1 on Form S-3 to deregister all of the remaining shares of common stock that remain unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas, on December 29, 2014.

HKN, INC.

By:	/s/ Kristina M. Humphries
Kristina M. Humphries
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities indicated and on December 29, 2014.

Signature	Title

/s/ Kristina M. Humphries	Vice President and Chief Financial Officer
Kristina M. Humphries	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mikel D. Faulkner	Director, Chief Executive Officer and President
Mikel D. Faulkner	(Principal Executive Officer)

/s/ Alan G. Quasha	Director
Alan G. Quasha

/s/ Michael M. Ameen, Jr.	Director
Michael M. Ameen, Jr.

/s/ Dr. J. William Petty	Director
Dr. J. William Petty

/s/ H. A. Smith	Director
H. A. Smith

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